Exhibit 10.1

COOPERATION AGREEMENT

This Cooperation Agreement (this “Agreement”), dated  as  of  December 14,  2023  (the  “Effective Date”), is by and among Forager Fund, LP, a Delaware limited partnership, Forager Capital Management, LLC, a Delaware limited liability company, Robert MacArthur, Edward Kissel, and Timothy Brog (each, a “Forager Party” and collectively the “Forager Parties”) and Delta Apparel, Inc., a Georgia corporation (the “Company”). Capitalized terms in this Agreement shall have the meanings set forth herein.

WHEREAS, the Company and the Forager Parties have engaged in discussions related to the Company and desire to enter into an agreement regarding the appointment of an additional independent director to the Board of Directors of the Company (the “Board”) and certain other matters on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Forager Parties and the Company agree as follows:

1.   Board of  Directors

(a)       Additional  Director. Effective as of the date this Agreement is fully executed by all parties, the Board and its applicable committees will take such actions as are necessary to appoint Timothy Brog (the “Additional Director”) as a member of the Board, with an initial term expiring at the Company’s Annual Meeting of Shareholders held in the Company’s 2024 fiscal year (the “2024 Annual Meeting”). The Company agrees that the Additional Director will be appointed to serve as a member of the Board’s Corporate Governance and Audit Committees as well as any committees newly-formed by the Board following the Effective Date.

(b)     New Director Agreements and Understandings. Each of the Forager Parties represents, warrants, and agrees that neither it nor any of its Affiliates (i) has paid or will pay any compensation to the Additional Director (including the Replacement Director contemplated by Section 1(d)) for such individual’s nomination to or service on the Board or (ii) has or will have any agreement, arrangement or understanding, written, or oral, with the Additional Director (including the Replacement Director contemplated by Section 1(d)) for such individual’s nomination to or service on the Board.

(c)      2024   Annual   Meeting   Nominees. The Company and its applicable committees shall take such actions as are necessary so that the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2024 Annual Meeting shall include the Additional Director to stand for election at the 2024 Annual Meeting. The Company also agrees that the slate of nominees recommended by the Board in its proxy statement and on its proxy card relating to  the 2024 Annual Meeting shall include  no more than nine (9) directors.   For purposes of clarity, each Forager Party acknowledges and agrees that, other than the nominations made via the Nomination Notice that are to be withdrawn pursuant to Section 4 herein, it will not make or submit any nominations for director at the 2024 Annual Meeting.

(d)      Replacement Director. If the Additional Director is unable or unwilling to serve as a director, resigns as a director, is removed as a director, or ceases to be a director for any other reason prior to the expiration of the Cooperation Period, the Company and the Forager Parties shall cooperate in good faith to identify and mutually agree, subject to the terms of Section 1(f) and 1 (h) upon a substitute Qualified Director (the “Replacement   Director”), and the Board shall take such actions as are necessary to appoint the Replacement Director to serve as a director of the Company and to all applicable committees of the Board on which   the   Additional Director served for the remainder of the Additional Director’s term. Effective  upon the appointment of the Replacement Director to the Board, the Replacement  Director  will  be  considered  the  Additional Director for  all purposes of this Agreement.

(e)  The Forager Parties’ rights pursuant to this Agreement are subject to the Forager Parties’ collectively holding a Net Long Position equal to, or having aggregate net long economic exposure to, at least 351,000 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the “Minimum Ownership Threshold”). In the event the Forager Parties seek to exercise their rights pursuant to  Section 1(d), the Forager Parties shall certify in writing to the Company that the Minimum Ownership Threshold is satisfied as of the time of such exercise. The Forager Parties shall provide notice to the Company within a reasonable time (but in any event no later than five (5) Business Days) following the Forager

Parties ceasing to meet the Minimum Ownership Threshold.

(f)  Replacement Director Information. The Forager Parties acknowledge, as a condition to any Replacement Director’s appointment  to  the  Board,  that such  individual  shall  have promptly  provided  to  the  Company  (i)  any  consent  and information  the  Company  reasonably  requests  in connection with such appointment, including completion of the Company’s standard forms, D&O questionnaires and other customary onboarding and/or nomination documentation, and an executed consent to be named as a nominee in the Company’s proxy statement and to serve as a director if so elected for the full term for which such individual is elected at any properly held meeting of shareholders, in each case, as provided by the Company, (ii) information requested by the Company that is required to be disclosed in a proxy statement or other filing under any applicable law, regulation, rule or standard (including without limitation any stock exchange rule or listing standard), or as may be requested or required by any regulatory or governmental authority having jurisdiction over the Company or its Affiliates, (iii) information reasonably requested by the Company in connection with assessing eligibility, independence, and other criteria applicable to directors or satisfying compliance and legal obligations, and (iv) any written consent or other information reasonably requested by the Company, including but not limited to that necessary or appropriate for the conduct of the Company’s vetting procedures generally applicable to non-management directors of the Company, including such information as is necessary or appropriate for the Company or its agents to perform a background check.

(g)        Company Policies. The parties acknowledge that the Additional Director, upon election or appointment to the Board, will be governed by the same protections and obligations regarding confidentiality, conflicts of interest, related party transactions, fiduciary duties, codes of conduct, trading, and disclosure policies, director resignation policy, clawback policy, stock ownership guidelines,  and  other  governance  guidelines  and policies of  the  Company  as other  directors  of  the  Company (collectively, “Company Policies”), and shall have the same rights and benefits, including with respect to insurance, indemnification, compensation, and fees, as  are applicable to all non-management directors of the Company.

(h)     Termination. The Company’s  obligations under this Section 1 shall terminate the earlier of (i) expiration of the Cooperation Period , (ii) such time as the Forager Parties cease to meet the Minimum Ownership Threshold, (iii) any material breach of this Agreement by any Forager Party or any Restricted Person if such breach has not been cured within five (5) Business Days following written notice provided by the Company to the Forager Parties;  and (iv) any Forager Party, the Forager Parties or any other Restricted Person submits any director nomination for election at the 2024 Annual Meeting other than the nominations contained in the Nomination Notice referenced in Section 4 and to be withdrawn pursuant thereto,.

2.   Cooperation.

(a)    Non-Disparagement. During the Cooperation Period, the Company and each Forager Party shall refrain from making, and shall cause its respective Controlling and Controlled Affiliates (and those under common Control) and each of its and their respective principals, directors, members, general partners, officers and employees (collectively, “Covered Persons”) not to make or cause to be made any public written or oral statement, announcement or media placement or publication (each, a “Statement”) that constitutes an ad hominem attack on, that otherwise disparages, defames, impugns, criticizes, or otherwise calls into disrepute, or that is otherwise reasonably likely to damage the reputation of (A) in the case of any Statement by any of the Forager Parties or their Covered Persons: the Company, any of its Affiliates or any of its or their respective current or former Covered Persons; and (B) in the case of any Statement by the Company or its Covered Persons: any of the Forager Parties, any of their respective Affiliates or any of their respective current or former Covered Persons, in each case including (x) in any statement, document, or report filed with, furnished to, or otherwise provided to the SEC or any other governmental or regulatory authority, (y) in any press  release or other form of public Statement made available to any form of media, and (z) to any journalist or member of the media (including in a television, radio, newspaper, or magazine interview, podcast or Internet or social media communication). The foregoing shall not (I) restrict the ability of any Person to comply with any subpoena or other legal process or respond truthfully to a request for information from any governmental or regulatory authority with jurisdiction over  such Person  or  to  enforce  such  Person’s  rights  under  this  Agreement  or  (II)  apply  to  any  private communication among the Forager Parties and their Affiliates,  Covered Persons and Representatives (in their respective capacities as such), on the one hand, and among the Company and its Affiliates, Covered Persons and Representatives (in their respective capacities as such), on the other hand.

(b)     Voting. During  the  Cooperation  Period,  each  Forager Party  will  cause  all  of  the Common Stock that such Forager Party or any of its Controlling or Controlled Affiliates (or those under common Control) has the right to vote (or to direct the vote), as of the applicable record date, to be present in person or by proxy  for quorum purposes and to be voted  at any meeting of  shareholders of  the  Company or  at  any adjournment or  postponement  thereof or  to  deliver  any consent  or consent revocation, as applicable, in connection with any action by written consent of the shareholders of the Company in lieu of a meeting, (i) in favor of each director nominated and recommended by the Board for election at any meeting of shareholders of the Company or action by written consent of shareholders of the Company held during the Cooperation Period; (ii) against any shareholder nomination for director that is not approved and recommended by the Board for election; and (iii) against any proposal or resolution to remove any member of the Board that is not approved and recommended by the Board.

(c)     Standstill. During the Cooperation Period, each Forager Party will not, and will cause its Controlling and Controlled Affiliates (and those under common Control) and its and their respective Representatives acting on their behalf (collectively with the Forager Parties, the “Restricted  Persons”) to not, directly or indirectly, without the prior written consent, invitation, or authorization of the Company or the Board, acquire, or offer, or agree to acquire, by purchase or otherwise, or direct any Third Party  in  the  acquisition  of  record  or  beneficial  ownership  of  or  economic exposure  to  any  Voting  Securities  or  engage in any swap or hedging transaction, or other derivative agreement of any nature with respect to any Voting Securities, in each case, if such acquisition, offer, agreement or transaction would result in the Forager Parties, together with their Affiliates, (A) having beneficial ownership of more than 19.9% of the Common Stock or (B) having a Net Long Position in more than 19.9% of the Common Stock outstanding at such time.

(d)    During the Cooperation Period, the Company’s Board of Directors shall consist of no more than nine (9) members.

3.        Public Announcement; SEC Disclosures.

(a)      Unless otherwise agreed in writing by the Company and the Forager Parties, not later than 9:00 a.m. Eastern Time on the third Business Day after the Effective Date, the Company shall file with the SEC a Current Report on Form 8-K (the “Form

8-K”) disclosing its entry into this Agreement and including a copy of this Agreement as an exhibit thereto. The Company shall provide the Forager Parties with a copy of the Form 8-K prior to filing with the SEC and shall consider any reasonable and timely comments of the Forager Parties and their Representatives. Neither the Company or any of its Affiliates nor the Forager Parties or any of their Affiliates shall make any public statement regarding the subject matter of this Agreement, this Agreement or the matters set forth in the Form 8-K prior to the issuance of the Form 8-K without the prior written consent of the other party.

(b)         During the Cooperation Period, if the Forager Parties are obligated to file a Schedule 13D (or any amendment thereto) (together, a “Schedule 13D”) relating to this Agreement, it shall be consistent with the Form 8-K (to the extent that it comments on the matters set forth in the Form 8-K) and the terms of this Agreement (including Section 2(c)).

4.        Withdrawal of Nomination Notice. Effective as of the date this Agreement is fully executed by all parties, the Forager Parties  shall irrevocably withdraw, and hereby shall be deemed to have (without any further action being required)  irrevocably withdrawn, the Notice of Shareholder Nomination of Individuals for Election as Directors at 2024 Annual Meeting of Shareholders of Delta Apparel, Inc., dated October 11, 2023 (the “Nomination Notice”), and such Nomination Notice shall be deemed null, void, and without effect.

5.        Representations and Warranties of the Company. The Company represents and warrants to the Forager Parties that: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b)  this Agreement has been duly and validly authorized, executed, and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and, assuming the valid execution and delivery hereof by each of the other parties, is enforceable against the Company in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or similar laws generally affecting the rights of creditors and subject to general equity principles; and (c) the execution, delivery and performance of this Agreement by the Company does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to the Company, or (ii) result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, could constitute a breach, violation or default) under or pursuant to, result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational  document,  agreement,  contract,  commitment,  understanding  or  arrangement  to  which the Company is a party or by which it is bound.

6.       Representations and Warranties of the Forager Parties. Each Forager Party represents and warrants to the Company that: (a) such Forager Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated by this Agreement; (b) this Agreement has been duly and validly authorized, executed and delivered by such Forager Party, constitutes a valid and binding obligation and agreement of such Forager Party and, assuming the valid execution and delivery hereof by each of the other parties, is enforceable against such Forager Party in accordance with its terms, except as enforcement of this Agreement may be limited by applicable bankruptcy, insolvency,   reorganization, moratorium, fraudulent conveyance or similar laws generally affecting the rights of  creditors  and subject to general equity principles; (c) the execution, delivery and performance of this Agreement by such Forager Party does not and will not (i) violate or conflict with any law, rule, regulation, order, judgment or decree applicable to such Forager Party, or (ii) result in any breach or violation of or constitute a default (or an event that, with notice or lapse of time or both, could constitute a breach, violation or default) under or pursuant to, or result in the loss of a material  benefit  under,  or  give  any right   of   termination,   amendment,   acceleration   or   cancellation   of,   any organizational document, agreement, contract, commitment, understanding or arrangement to which such Forager Party is a party or by which it is bound; and (d) the Forager Parties beneficially own (as defined in Rule 13d-3 under the Exchange Act) more than the Minimum Ownership Threshold.

7.         Definitions. For purposes of this Agreement:

(a)       the term “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act and shall include any Person who otherwise qualifies as an Affiliate at any time subsequent to the date of this Agreement; provided that none of the Company or its Affiliates or Representatives, on the one hand, and the Forager Parties and their Affiliates or Representatives, on the other hand, shall be deemed to be “Affiliates” with respect to the other for purposes of this Agreement;

(b)      the terms “beneficial owner” and “beneficially own” have the meanings set forth in Rule 13d-3 under the Exchange Act, except that a Person will also be deemed to be the beneficial owner of all shares of the Company’s capital stock that (i) such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any right in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, and (ii) such Person or any of such Person’s Affiliates has or shares the right to vote or dispose;

(c)        the term “Business Day” means any day other than a Saturday, a Sunday or a day on which the Federal Reserve

Bank of New York is closed;

(d)      the term “Common Stock” means the Company’s common stock, par value $0.01 per share;

(e)         the term “Control” (including the terms “Controlling,” “Controlled,” and “under common Control”) mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Securities, by contract, or otherwise;

(f)        the term “Cooperation Period” means the period commencing on the Effective Date and concluding on the date that is the earlier of (a) thirty (30) calendar days prior to the notice deadline under the  Company’s  Bylaws for the window for nomination of director candidates for election to the Board at the Company’s Annual Meeting of Shareholders to be held in its fiscal year 2025 (the “2025 Annual Meeting”) and (b) one hundred fifty (150) days prior to the first anniversary of the 2024 Annual Meeting (collectively, the “Advance Notice Window”);

(g)    the term “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC;

(h)       Intentionally omitted;

(i)          the term “Net Long Position” has the meaning set forth in Rule 14e-4 of the Exchange Act; provided, that the “long position” for this purpose shall not include any shares as to which the applicable Person does not have the right to vote or direct the vote or as to which such Person has entered into a derivative or other agreement, arrangement, or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares;

(j)      the terms “Person” or “Persons” shall be interpreted broadly to include any individual, corporation (including not- for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature;

(k)      the term “Qualified Director” means an individual who (i) qualifies as independent of the Company under all applicable listing standards, applicable rules of the SEC and publicly disclosed standards used by the Board in determining the independence of the Company’s directors and (ii) unless the Company otherwise consents, (A) is not an employee, officer, director, general partner, manager or other agent of a Forager Party or of any Affiliate of a Forager Party, (B) is not a limited partner, member, or other investor (unless such investment has been disclosed to the Company) of or in any Forager Party or any Affiliate of a Forager Party, and (C) does not have any agreement, arrangement, or understanding, written or oral, with any Forager Party or any Affiliate of a Forager Party regarding such individual’s service as a director of the Company;

(l)          the  term  “Representatives”  means  a  party’s  directors,  principals,  members, general partners, managers,

officers, employees, agents, advisors and other representatives;

(m)     the term “SEC” means the U.S. Securities and Exchange Commission;

(n)      the term “Third Party” means any Person that is not a party to this Agreement or an Affiliate thereof, a director or officer of the Company, or legal counsel to any party to this Agreement; and

(o)      the term “Voting Securities” means the Common Stock and any other Company securities entitled to vote in the election  of  directors,  or  securities  convertible  into,  or  exercisable  or exchangeable  for,  such  shares  or  other  securities, whether or not subject to  the  passage of time or other contingencies;

8.   Notices. All notices, consents, requests, instructions, approvals, and other communications provided for herein and all legal process in regard to this Agreement will be in writing and  will be deemed delivered  given  and  received  (a)  when  (i) delivered  in  person  or  (ii)  transmitted  by  email  (with  written confirmation of completed transmission other than any automated reply), (b) on the third (3rd) Business Day following the mailing thereof by certified or registered mail (return receipt requested), or (c) when delivered by an express courier (with written confirmation of delivery) to the parties at the following addresses (or to such other address as such party may specify in a written notice given to the other parties); provided that any notice delivered pursuant to clauses (a)(i), (b), or (c) of this Section 8 is also promptly delivered to the email address of such party set forth below (for the avoidance of doubt, such email shall not in and of itself be deemed delivery given and received of such communications or legal process):

If to the Company:

Delta Apparel, Inc.

201 W. McBee Avenue

Suite 320

Greenville, SC 29601

Attention: Chief Administrative Officer

Email: justin.grow@deltaapparel.com

If to the Forager Parties:

Edward Kissel

Forage Capital Management

2025 3rd Ave North, Suite 350

Birmingham, AL 35203

With a copy to:

Timothy Brog

Timothybrog1@gmail.com

At any time, any party may, by notice given in accordance with this Section 8 to the other party, provide updated information for notices under this Agreement.

9.      Expenses. All fees, costs and expenses incurred in connection with this Agreement and all matters related to this

Agreement will be paid by the party incurring such fees, costs or expenses.

10. Specific Performance; Remedies; Venue; Waiver of Jury Trial.

(a)   The Company and the Forager Parties acknowledge and agree that irreparable injury to the other party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Company and the Forager Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions of this Agreement, in addition to any other remedy to which they are entitled at law or in equity. FURTHERMORE, THE COMPANY AND EACH FORAGER PARTY AGREES: (i) THE NON-BREACHING PARTY WILL BE ENTITLED TO INJUNCTIVE AND OTHER EQUITABLE RELIEF, WITHOUT PROOF OF ACTUAL DAMAGES; (ii) THE BREACHING  PARTY WILL  NOT  PLEAD  IN  DEFENSE  THERETO  THAT THERE  WOULD  BE AN ADEQUATE REMEDY AT LAW; AND (iii) THE BREACHING PARTY WAIVES THE POSTING OF A BOND OR OTHER SECURITY UNDER ANY APPLICABLE LAW, IN THE CASE THAT ANY OTHER PARTY SEEKS TO ENFORCE THE TERMS BY WAY OF EQUITABLE RELIEF.

(b)   This Agreement will be governed in all respects, including validity, interpretation, and effect, by the laws of the State of Delaware without giving effect to the choice of law principles of such state. The Company and each Forager Party (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the federal or other state courts located in Wilmington, Delaware), (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from any such court, (iii) agrees that any action or proceeding based on, relating to, or arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried, and determined only in such courts, (iv) waives any claim of improper venue or any claim that those courts are an inconvenient forum, and (v) agrees that it will not bring any action based on, relating to, or arising in connection with this Agreement or the transactions contemplated by this Agreement in any court other than such courts. The parties to this Agreement agree that the delivery of process in connection with any such action or proceeding in the manner provided in Section 8 or in such other manner as may be permitted by applicable law as sufficient service of process, shall be valid and sufficient service thereof; provided that such process or other papers based on, relating to, or arising in connection with any such action or proceeding is also contemporaneously delivered to the email address of such party set forth in Section 8 (for the avoidance of doubt, such email shall not in and of itself constitute effective service of process).

(c)   EACH OF THE PARTIES, AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN ANY LITIGATION BASED ON, RELATING TO OR ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY RELATED INSTRUMENT OR AGREEMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, OR ANY COURSE OF CONDUCT, DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF ANY OF THEM. NO PARTY SHALL SEEK TO CONSOLIDATE, BY COUNTERCLAIM OR OTHERWISE, ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

11.       Severability. If,  at  any  time subsequent  to  the  Effective  Date,  any  provision  of  this Agreement is held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision will be of no force and effect, but the illegality, voidness or unenforceability of such provision will have no effect upon the legality or enforceability of any other provision of this Agreement.

12.      Termination. Subject to Section 1(g), this Agreement will terminate upon the expiration of the Cooperation Period. Upon  such  termination,  this  Agreement  shall  have  no  further  force  and  effect. Sections  8  through  17  shall survive termination of this Agreement, and no termination of this Agreement shall relieve any party of liability for any breach of this Agreement arising prior to such termination.

13.      Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both or all of which shall constitute the same agreement. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in “portable document format” (.pdf) form or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. For the avoidance of doubt, no party shall be bound by any contractual obligation to the other parties until all counterparts to this Agreement have been duly executed by each of the parties and delivered to the other parties (including by means of electronic delivery).

14.       No  Third-Party Beneficiary. This Agreement is solely for the benefit of the Company and the Forager Parties and is not enforceable by any other Person. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, without the prior written consent of the other parties in their respective sole discretions, and any assignment in contravention hereof will be null and void.

15.      No Waiver. No failure or delay by any party in exercising any right or remedy under this Agreement will operate as a waiver thereof or of any breach of any provision hereof, nor will any single or partial waiver thereof preclude any other or further exercise thereof or the exercise of any other right or remedy under this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. No waiver shall be effective unless in writing, executed by the waiving party.

16.      Entire Understanding; Amendment. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements, and understandings, whether written or oral, between the parties, or any of them, with respect to the subject matter of this Agreement. This Agreement may be amended only by an agreement in writing executed by the Company and the Forager Parties.

17.        Interpretation and Construction. The Company and each Forager Party acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same after having had an adequate opportunity to seek the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties will be deemed the work product of all of the parties and may not be construed against any party  by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguity in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by the Company and each Forager Party, and any controversy over  any interpretation of this Agreement will be decided without regard to events of drafting or preparation. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be  deemed  to be followed by the words “without limitation.” When a reference is made in this Agreement to any Section, such reference shall be to a Section of this Agreement, unless otherwise expressly indicated. The headings  contained  in  this  Agreement  are  for  reference  purposes  only  and shall  not  affect  in  any  way  the  meaning  or interpretation of this Agreement. The words “hereof,” “herein,” “hereto,” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The word “or” is not exclusive. The definitions contained in this Agreement are applicable to  the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented, except that references to specified rules promulgated by the SEC shall be deemed to refer to such rules in effect as of the date of this Agreement.

[Signature pages to follow]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the parties as of the date hereof.

FORAGER PARTIES

Forager Fund, LP

By:   /s/ Robert MacArthur

Name: Robert MacArthur

Title: Managing Partner

Forager Capital Management, LLC

By:   /s/ Robert MacArthur

Name: Robert MacArthur

Title: Managing Partner

Robert MacArthur

                               /s/ Robert MacArthur

Edward Kissel

                               /s/ Edward Kissel

Timothy Brog

/s/ Timothy Brog

COMPANY

DELTA APPAREL, INC.

By: /s/ Justin M. Grow

Name: Justin M. Grow

Title: EVP & CAO